Exhibit 3.5

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Geoffrey S. Connor Assistant Secretary of State

Office of the Secretary of State

Geoffrey S. Connor
Assistant Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
PHONE(512) 463-5555 Prepared by: Virginia Suniga	FAX(512) 463-5709	TTY7-1-1

ARTICLES OF INCORPORATION

OF

COMPUTER LANGUAGE RESEARCH, INC.

We, the undersigned natural persons of the age of twenty-one (21) years or more, all of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is COMPUTER LANGUAGE RESEARCH, INC.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

(a) To engage in and conduct in all its several departments, phases and branches the business of designing, inventing, developing, preparing, improving, testing, assembling, constructing, manufacturing, modifying, installing, repairing, servicing, leasing as lessee, purchasing and otherwise acquiring, importing, owning, holding, using, handling, managing, maintaining, obtaining licenses in respect of, operating, storing, mortgaging, pledging, encumbering, leasing as lessor, selling, exporting, distributing, marketing, granting licenses in respect of, franchising, transferring, assigning, exchanging and otherwise disposing of, consulting with respect to, and otherwise dealing in and with computer programs and computer languages, as well as all related materials, goods, equipment and instructions, for communicating with and operating computers and related equipment for various purposes and in various fields, and especially for processing, preparing, checking and analyzing income and other tax returns and related documents required or accepted by the various taxing authorities in the United States and in foreign countries and other jurisdictions.

(b) To engage in and conduct in all its several departments, phases and branches the business of designing, inventing, developing, preparing, improving, testing, assembling, constructing, manufacturing, modifying, installing, repairing, servicing, leasing as lessee, purchasing and otherwise acquiring, importing, owning, holding, using, handling, managing, maintaining, obtaining licenses in respect of, operating, storing, mortgaging, pledging, encumbering, leasing as lessor, selling, exporting, distributing, marketing, granting licenses in respect of, franchising, transferring, assigning, exchanging and otherwise disposing of, consulting with respect to, and otherwise dealing in and with data processing, record keeping, duplicating, dictating, adding, addressing, billing, calculating, tabulating, bookkeeping and accounting machines, computers, compilers, office equipment and other business machines, systems, equipment, materials, articles, implements and devices of every class, character and description.

(c) To establish, organize, conduct, manage and operate schools of instruction for the design, development, preparation, assemblage, installation, maintenance, repair, service, operation and use of computer programs and computer languages of every class, character and description, as well as all goods, materials, equipment, and instructions related thereto, and of all data processing, record keeping, duplicating, dictating, adding, addressing, billing, calculating, tabulating, bookkeeping and accounting machines, computers, compilers, office equipment and other business machines, systems, equipment, materials, articles, implements and devices of every class, character and description.

(d) To originate, compose and devise advertisements and advertising and promotional material of every class, character and description, to formulate, prepare, arrange, and carry out campaigns, plans and programs for the securing of trade and customers for itself and others, and generally to deal in and with advertising matters and to do every act and thing that may be necessary, appropriate or useful in connection with the advertisement and promotion of the business of the corporation.

(e) To engage in and conduct a general manufacturing business in all its several departments, phases and branches and to manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign, transfer or otherwise dispose of, import, export, trade and deal in and with goods, wares and merchandise and personal property of every class, character and description.

(f) Subject to the provisions of Part Four of the Texas Miscellaneous Corporation Laws Act, to engage in and conduct in all its several departments, phases and branches the business of taking, leasing as lessee, purchasing or otherwise acquiring, owning, holding, using, exchanging, developing, improving, managing, operating, optioning, subdividing or otherwise dealing in and with, mortgaging, encumbering, leasing as lessor, selling, conveying, assigning, transferring, releasing or otherwise disposing of real property of any and all kinds and any and all rights and interests therein situated within towns, cities and villages and their suburbs not extending more than two miles beyond their corporate limits.

(g) To engage in and conduct in all its several departments, phases and branches the business of acquiring, holding, using, selling, assigning, leasing, granting licenses in respect of, mortgaging or otherwise disposing of inventions, devices and processes and any improvements and modifications thereof, letters patent of the United States or of any foreign country and any rights, licenses, interests and privileges connected therewith or pertaining thereto and any and all trademarks, trade symbols and other indications of ownership granted by or registered under the laws of the United States or any foreign country.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is One Hundred Thousand (100, 000) of the par value of One Dollar ($1.00) each, to be designated “Common Stock”.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE SIX

The post office address of its initial registered office is 2501 Cedar Springs Road, Dallas, Texas 75201, and the name of its initial registered agent at such address is Francis W. Winn.

ARTICLE SEVEN

The number of directors constituting the Board of Directors is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal are:

Name	Address
Francis W. Winn	2501 Cedar Springs Road Dallas, Texas 75201

Nancy K. Winn	2501 Cedar Springs Road Dallas, Texas 75201

Stephen T. Winn	2501 Cedar Springs Road Dallas, Texas 75201

Chase McEvoy	2501 Cedar Springs Road Dallas, Texas 75201

ARTICLE EIGHT

Cumulative voting for the election of directors shall not be permitted.

ARTICLE NINE

No holder of any capital stock of the corporation shall, as such holder, have any pre-emptive or preferential right to subscribe for, purchase or receive (i) any shares of capital stock of the corporation which it may issue or sell, whether out of the number of shares authorized by these Articles of Incorporation or by amendment thereof or out of shares of capital stock of the corporation acquired by it after the issuance thereof; (ii) any obligation, evidence of indebtedness or other security of the corporation which it may issue or sell and which is convertible into or exchangeable for capital stock of the corporation or to which shall be attached or appertain any warrant, option or other instrument or right entitling the owner or holder thereof to subscribe for, purchase or receive capital stock of the corporation; (iii) any warrant, option or other right to subscribe for, purchase or receive any such capital stock, obligation, evidence of indebtedness or other security of the corporation; or (iv) any other security which the corporation may issue or sell.

ARTICLE TEN

The shareholders of the corporation hereby delegate to the Board of Directors the power to alter, amend or repeal the Bylaws of the corporation or to adopt new bylaws.

ARTICLE ELEVEN

The names and addresses of the incorporators are’

Norman R. Rogers	2300 Republic National Bank Building Dallas, Texas 75201

Dan B. Miller	2300 Republic National Bank Building Dallas, Texas 75201

William T. Carlisle	2300 Republic National Bank Building Dallas, Texas 75201

IN WITNESS WHEREOF, we have hereunto set our hands this 24th day of February, 1969.

/s/ Norman R. Rogers
Norman R. Rogers

/s/ Dan B. Miller
Dan B. Miller

/s/ William T. Carlisle
William T. Carlisle

THE STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

I, CAROLYN RENO, a Notary Public, do hereby certify that on this 24th day of February, 1969, personally appeared NORMAN R. ROGERS, DAN B. MILLER and WILLIAM T. CARLISLE. who each being by me first duly sworn, severally declare that they are the persons who signed the foregoing document as incorporators and that the statements contained therein are true.

/s/ Carolyn Reno
Notary Public in and for Dallas County, Texas.

My Commission Expires’

June 1, 1969.

FORM PROMULGATED BY SECRETARY OF STATE STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH, BY A TEXAS DOMESTIC CORPORATION
1.	The name of the corporation is COMPUTER LANGUAGE RESEARCH, INC

2.

The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas prior to filing this statement is 2501 CEDAR SPRINGS ROAD, DALLAS, TEXAS 75201

3.	The address, including street and number, to which its registered office is to be changed is 2395 MIDWAY ROAD, CARROLLTON, TEXAS 75006

(Give new address or state “no change”)

4.	The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, prior to filing this statement is FRANCIS W WINN

5.	The name of its new registered agent is “NO CHANGE”

(Give new name or state “no change”)

6.	The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7.	Such change was authorized by its board of directors.

Sworn to 6\15\82 (date)
President

Notary Public
County, Texas

(Notary Seal)

INSTRUCTIONS.

Nos. 2 and 4, present office and present agent, must be completed even if one of them is not changed. Submit two (2) copies with genuine signatures and notary seals on each. Filing fee for a business (for profit) corporation is $10.00.

(TEXAS – 2231 – 10/16/75)

ARTICLES OF AMENDMENT FOR COMPUTER LANGUAGE RESEARCH, INC

Pursuant to Articles 4.01 and 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and sets forth the following information.

1. The name of the corporation is Computer Language Research, Inc. (the “Company”)

2. Article Four of the Company’s Articles of Incorporation is hereby amended in its entirety to read as follows:

The aggregate number of shares which the corporation shall have the authority to issue is Ten Million Five Hundred Thousand (10,500,000) of the par value of One Cent ($0.01) each, to be designated “Common Stock”.

3. The Amendment was adopted by the shareholders of the Company on September 2, 1982.

4. There were 1,000 shares of the Company’s Common Stock outstanding upon the adoption of the Amendment, all of which were entitled to vote on the Amendment

5. The holders of all of the shares outstanding and entitled to vote on the Amendment have signed a consent in writing adopting the Amendment

EXECUTED the 11Th day of September, 1982

COMPUTER LANGUAGE RESEARCH, INC.
BY:	/s/ Stephen T. Winn
Stephen T. Winn, President
BY:	/s/ Terry D. Bland
Terry D. Bland, Assistant Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a Notary Public, on this day personally appeared Stephen T Winn, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 2ND day of September, 1982.

Notary Public, State of Texas
My Commission Expires: SEPT 24, 1984

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a Notary Public, on this day personally appeared Terry D. Bland, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 2ND day of September, 1982.

Notary Public, State of Texas

My Commission Expires:

SEPT. 26, 1984

028lk

ARTICLES OF AMENDMENT FOR COMPUTER LANGUAGE RESEARCH, INC.

Pursuant to Articles 4.01 and 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and sets forth the following information;

1. The name of the corporation is Computer Language Research, Inc. (the “Company”).

2. Article Four of the Company’s Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE FOUR

The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is Fifty Million (50,000,000), of which number Ten Million (10,000,000) shares shall be designated “Preferred Stock” with a par value of One Dollar ($1.00) per share, and Forty Million (40,000,000) shares shall be designated “Common Stock” with a par value of One Cent ($.01) per share.

The following is a statement of the designations, preferences, limitations and relative rights in respect of the shares of Preferred Stock and Common Stock of the corporation, of the variations and relative rights and preferences between series of Preferred Stock as fixed in these Articles of Incorporation, and of the authority vested in the Board of Directors of the corporation to establish series of Preferred Stock and to fix and determine the variations and relative rights and preferences between such series.

(a) Series of Preferred Stock. The Board of Directors of the corporation is hereby authorized, from time to time, to divide the Preferred Stock into series, to give a distinctive designation to each series, to fix and determine by resolution (s) in accordance with the provisions hereof the relative rights and preferences between such series, and to issue shares of any series then or previously designated, fixed and determined. The Board of Directors in establishing a series of Preferred Stock is hereby authorized to fix and determine the following:

(1) The rate of dividend;

(2) The price at and the terms and conditions on which shares may be redeemed;

(3) The amount payable upon shares in the event of involuntary liquidation;

(4) The amount payable upon shares in the event of voluntary liquidation;

(5) Sinking fund provisions (if any) for the redemption or purchase of shares;

(6) The terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and

(7) voting rights (including the number of votes per share, the matters on which the shares can vote and the contingencies which make the voting rights effective).

(b) Preferences, Limitations and Relative Rights. All shares of Common stock shall have identical rights with each other. Except as provided herein or in any resolution (s) of the Board of Directors adopted in accordance herewith, all shares of Preferred Stock shall have preferences, limitations and relative rights identical with each other.

(c) Dividends. Dividends on Preferred Stock shall be cumulative from the date specified in the Board of Directors resolution (s) authorizing the issuance of such Preferred Stock. No dividend shall be declared or paid on Common Stock, and no Common Stock shall be purchased by the corporation, unless full dividends on all outstanding Preferred Stock for all past dividend periods and for the current dividend period shall have been declared and paid.

(d) Liquidation Preference. In the event of dissolution, liquidation or the winding up of business of the corporation (whether voluntary or involuntary), after payment or provision for payment of debts, but before any distribution to the holders of Common Stock, the holders of each series of Preferred Stock then outstanding shall be entitled to receive the amount specified in the Board of Directors resolution(s) establishing such series of Preferred Stock plus a sum equal to all cumulated but unpaid dividends (whether or not earned or declared) to the date fixed for such distribution. All remaining assets shall be distributed pro rata among the holders of Common Stock. If the assets distributable among the holders of Preferred Stock are insufficient to permit full payment to them, the entire amount of assets shall be distributed among the holders of Preferred Stock in proportion to their respective liquidation preferences.

(e) Redemption. All or any part of any one or more series of Preferred Stock may be redeemed at the option of the corporation in accordance with the terms and conditions specified in the Board of Directors resolution(s) authorizing the issuance of the Preferred Stock to be redeemed. The corporation may redeem shares of any one or more series without redeeming shares of any other series. If less than all the shares of any series are to be redeemed, the shares of the series to be redeemed shall be selected ratably or by any other equitable method determined by the Board of Directors.

Shares of Preferred Stock which have been redeemed or purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series unless otherwise provided with respect to any series in the Board of Directors resolution establishing such series of Preferred Stock.

(f) Voting. Except as otherwise provided in any Board of Directors resolution(s) establishing a series of Preferred Stock having such voting rights as are specified therein, and except as otherwise required by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held. Where the law provides that the Preferred Stock as a class shall have voting rights, all series of Preferred Stock shall be a single class.

3. The Amendment was adopted by the shareholders of the Company on April 20, 1983.

4. There are 10,011,400 shares of the Company’s Common Stock outstanding, all of which were entitled to vote on the Amendment.

5. The holders of all of the shares outstanding and entitled to vote on the Amendment have signed a consent in writing adopting the Amendment.

EXECUTED the 20Th day of April, 1983.

COMPUTER LANGUAGE RESEARCH, INC.

BY:	/s/ Stephen T. Winn
Stephen T. Winn, President

BY:	/s/ Terry D. Bland
Terry D. Bland, Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a Notary Public, on this day personally appeared Stephen T. Winn, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 20th day of April, 1983.

Notary Public, State of Texas

My Commission Expires:

Sept 26, 1984

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a Notary Public, on this day personally appeared ferry D. Bland, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, 20th day of April, 1983.

Notary Public, State of Texas

My Commission Expires:

Sept 26, 1984

0711t

ARTICLES OF AMENDMENT FOR COMPUTER LANGUAGE RESEARCH, INC.

Pursuant to Articles 4.01 and 4.04 of the Texas Business Coporation Acc, the undersigned corporation hereby amends its Articles of Incorporation, and sets forth the following information:

1.	The name of the corporation is COMPUTER LANGUAGE RESEARCH, INC. (the “Company’’).

2.	Article Three of the Company’s Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

(a) To engage in and conduct in all its several departments, phases and branches the business of designing, inventing, developing, preparing, improving, testing, assembling, constructing, manufacturing, modifying, installing, repairing, servicing, leasing as lessee, purchasing and otherwise acquiring, importing, owning, holding, using, handling, managing, maintaining, obtaining licenses in respect of, operating, storing, mortgaging, pledging, encumbering, leasing as lessor, selling, exporting, distributing, marketing, granting licenses in respect of, franchising, transferring, assigning, exchanging and otherwise disposing of, consulting with respect to, and otherwise dealing in and with computer programs and computer languages, as well as all related materials, goods, equipment and instructions, for communicating with and operating computers and related equipment for various purposes and in various fields, and especially for processing, preparing, checking and analyzing income and other tax returns and related documents required or accepted by the various taxing authorities in the United States and in foreign countries and other jurisdictions.

(b) To engage in and conduct in all its several departments, phases and branches the business of designing, inventing, developing, preparing, improving, testing, assembling, constructing, manufacturing, modifying, installing, repairing, servicing, leasing as lessee, purchasing and otherwise acquiring, importing, owning, holding , using, handling, managing, maintaining, obtaining licenses in respect of, operating, storing, mortgaging, pledging, encumbering, leasing as lessor, selling, exporting, distributing, marketing, granting licenses in respect of, franchising, transferring, assigning, exchanging and otherwise disposing of, consulting with respect to, and otherwise dealing in and with data processing, record keeping, duplicating, dictating, adding, addressing , billing , calculating, tabulating, bookkeeping and accounting machines, computers, compilers, office equipment and other business machines, systems, equipment, materials, articles, implements and devices of every class, character and description

(c) To establish, organize, conduct, manage and operate schools of instruction for the design, development, preparation, assemblage, installation, maintenance, repair, service, operation and use of computer programs and computer languages of every class, character and description, as well as all goods, materials, equipment and instructions related thereto, and of all data processing, record keeping, duplicating, dictating, adding, addressing, billing, calculating , tabulating, bookkeeping and accounting machines, computers, compilers, office equipment and other business machines, systems, equipment, materials, articles, implements and devices of every class, character and description

(d) To originate, compose and devise advertisments and advertising and promotional material of every class, character and description; to formulate, prepare, arrange, and carry out campaigns, plans and programs for the securing of trade and customers for itself and others, and generally to deal in and with advertising matters and to do every act and thing that may be necessary, appropriate or useful in connection with the advertisement and promotion of the business of the corporation

(e) To engage in and conduct a general manufacturing business in all its several departments, phases and branches and to manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign, transfer or otherwise dispose of, import, export, trade and deal in and with goods, wares and merchandise and personal property of every class, character and description

(f) Subject to the provisions of Part Four of the Texas Miscellaneous Corporation Laws Act, to engage in and conduct in all its several departments, phases and branches the business of taking, leasing as lessee, purchasing or otherwise acquiring, owning, holding, using, exchanging, developing, improving, managing, operating, optioning, subdividing or otherwise dealing in and with, mortgaging, encumbering, leasing as lessor, selling, conveying, assigning, transferring, releasing or otherwise disposing of real property of any and all kinds and any and all rights and interests therein situated within towns, cities and villages and their suburbs not extending more than two miles beyond their corporate limits.

(g) To engage in and conduct in all its several departments, phases and branches the business of acquiring, holding, using, selling assigning, leasing, granting licenses in respect of, mortgaging or otherwise disposing of inventions, devises and processes and any improvements and modifications thereof, letters patent of the United States or of any foreign country and any rights, licenses, interests and privileges connected therewith or pertaining thereto and any and all trademarks, trade symbols and other indications of ownership granted by or registered under the laws of the United States or any foreign country

(h) To engage in any lawful act, activity, or business for which corporations may be organized under the Texas Business Corporation Act, provided, however, that the corporation shall not be authorized to transact any business in this state which is prohibited by Article 2 01 of the Texas Business Corporation Act, as now written or as hereafter amended

3	The Amendment was adopted by the shareholders of the Company on May 2, 1983.

4.	There are 12,526,000 shares of the Company’s Common Stock outstanding, all of which were entitled to vote on the Amendment.

5	The holders of all of the shares outstanding and entitled to vote on the Amendment have signed a consent in writing adopting the Amendment

EXECUTED the 24th day of May, 1983

COMPUTER LANGUAGE RESEARCH, INC

By	/s/ Stephen T Winn
Stephen T Winn, President

By	/s/ Terry D Bland
Terry D Bland, Secretary

16BB.08

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a Notary Public, on this day personally appeared Stephen T. Winn, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 24th day of May, 1983.

Carol L Sterling
Notary Public, State of Texas

My Commission Expires

September 26, 1984

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a Notary Public, on this day personally appeared Terry D. Bland, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, delcared that the statements therein contained are true.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 24th day of May, 1983.

Carol L. Sterling
Notary Public, State of Texas

My Commission Expires

September 26, 1984

16B.09

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF COMPUTER LANGUAGE RESEARCH, INC

Pursuant to the provisions of Article 4 04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Article of Amendment 10 its Articles of Incorporation

ARTICLE ONE

The name of the corporation is Computer Language Research, Inc (the “Corporation”)

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on April 26, 1988

To the full extent permitted by the corporation laws of the State of Texas, as the same may be amended from time to time, a director of the Corporation shall not, be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director No repeal, amendment or modification of this provision, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior such repeal, amendment or modification

This amendment is an addition to the amended Articles of Incorporation and will be referred to as ARTICLE XII

ARTICLE THREE

The number of shares of common stock of the Corporation outstanding at the time of the adoption was 13,662,321, and the number of shares entitled to vote on the amendment was 13,662,321

ARTICLE FOUR

The number of shares that voted for the amendment was 12,572,061, and the number of the shares that voted against the amendment was 302,516

Dated June 16, 1988

COMPUTER LANGUAGE RESEARCH, INC

By	/s/ Stephen T Winn
Stephen T Winn, President

By	/s/ Terry D Bland
Terry D Bland, Secretary

ACKNOWLEDGEMENT

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

BEFORE ME, a Notary Public, on this day personally appeared Stephen T Winn, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 16th day of June, 1988

Carol L Sterling
Notary Public State of Texas
Commission Expires 12-27-88

(SEAL)

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

BEFORE ME, a Notary Public, on this day personally appeared Terry D Bland, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 16th day of , June, 1988

Carol L Sterling
Notary Public State of Texas
Commission Expires 12-27-88

(SEAL)

STATEMENT OF CHANGE OF REGISTERED OFFICE

OR REGISTERED AGENT OR BOTH BY A PROFIT CORPORATION

1.	The name of the corporation is Corporations Section Computer Language Research, Inc. The corporation’s charter number is 257589.

2.	The address of the CURRENT registered office as shown in the records of the Texas Secretary of State is:

STREET ADDRESS 2395 Midway Road CITY Carrollton, TEXAS ZIP 75006. (It is recommended that you verify #2 by calling 512-463-5555 before filing this form.)

3.	A. The address of the NEW registered office is:

STREET ADDRESS c/o CT CORPORATION SYSTEM, 350 N. St. Paul Street, CITY Dallas, TEXAS ZIP 75201.

OR

B. ☐ The registered office address will not change.

4.

The name of the CURRENT registered agent as shown in the records of the Texas Secretary of State is Francis W. Winn. (It is recommended that you verify #4 by calling 512-463-5555 before filing this form.)

5.	A. The name of the NEW registered agent is CT CORPORATION SYSTEM.

OR

B. ☐ The registered agent will not change.

6.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.	The changes shown above were authorized by: (check one)

A. ☐ The Board of Directors.

B. ☒ An officer of the corporation so authorized by the Board of Directors

An Authorized Officer
Assistant Secretary

(Please refer to the back of this form for additional instructions)

(TEXAS - 2231 - 8/ 26/ 91)

EXHIBIT C

RESTATED ARTICLES OF INCORPORATION

OF

COMPUTER LANGUAGE RESEARCH, INC.

ARTICLE I

Computer Language Research, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended as hereinafter set forth and which contain no further change in any provision thereof.

ARTICLE II

The Articles of Incorporation have been amended pursuant to that certain Plan of Merger, dated as of January 12, 1998, among The Thomson Corporation, a corporation incorporated under the laws of Ontario, Canada (“Parent”), Sabre Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent and Computer Language Research, Inc. The Articles of Incorporation and all amendments thereto as amended pursuant to the Plan of Merger are as follows

ARTICLE ONE

The name of the corporation is Computer Language Research, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The total number of shares of all classes of stock that the corporation shall have authority to issue is 100, all of which shall be shares of Common Stock, per value $01 per share.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE SIX

The address of its registered office is c/o CT Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its registered agent at such address is CT Corporation System.

ARTICLE SEVEN

The number of directors constituting the present Board of Directors is three (3), and the names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal are.

Name	Address
Stephen T. Winn	2395 Midway Road
Carrollton, Texas 75006

Michael S. Harris	One Station Place - Metro Center
Stamford, Connecticut 06902

Euan C. Menzies	395 Hudson Street
New York , New York 10014

ARTICLE EIGHT

Cumulative voting for the election of directors shall not be permitted.

2

ARTICLE NINE

No holder of any capital stock of the corporation shall, as such holder, have any pre-emptive or preferential right to subscribe for, purchase or receive (i) any shares of capital stock of the corporation which it may issue or sell, whether out of the number of shares authorized by these Restated Articles of Incorporation or by amendment thereof or out of shares of capital stock of the corporation acquired by it after the issuance thereof, (ii) any obligation, evidence of indebtedness or other security of the corporation which it may issue or sell and which is convertible into or exchangeable for capital stock of the corporation or to which shall be attached or appertain any warrant, option or other instrument or right entitling the owner or holder thereof to subscribe for, purchase or receive capital stock of the corporation; (iii) any warrant, option or other right to subscribe for, purchase or receive any such capital stock, obligation, evidence of indebtedness or other security of the corporation; or (iv) any other security which the corporation may issue or sell.

ARTICLE TEN

The shareholders of the corporation hereby delegate to the Board of Directors the power to alter, amend or repeal the bylaws of the corporation or to adopt new bylaws.

ARTICLE ELEVEN

To the full extent permitted by the corporation laws of the State of Texas, as the same may be amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director. No repeal, amendment or modification of this provision, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the corporation occurring prior to such repeal, amendment or modification,

Dated February 18, 1998.

COMPUTER LANGUAGE RESEARCH, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn, President

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STATEMENT OF CHANGE OF REGISTERED OFFICE OR

REGISTERED AGENT OR BOTH BY A CORPORATION,

LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

1.	The name of the entity is Computer Language Research, Inc

The entity’s charter/certificate of authority/file number is 0025758900

2.	The registered office address as PRESENTLY shown in the records of the Texas secretary of state is: 350 N St Paul Street, Dallas, TX 75201

3.	A. ☒ The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

800 Brazos, Austin, TX 78701

OR	B. ☐ The registered office address will not change.

4.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is CT Corporation System

5.	A. ☒ The name of the NEW registered agent is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR	B. ☐ The registered agent will not change.

6.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.	The changes shown above were authorized by:

Business Corporations may select A or B Limited Liability Companies may select D or E Non-Profit Corporations may select A, B, or C Limited Partnerships select F

A. ☐	The board of directors;
B. ☒	An officer of the corporation so authorized by the board of directors;
C. ☐	The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act;
D. ☐	Its members;
E. ☐	Its managers; or
F. ☐	The limited partnership.

(Authorized Officer of Corporation)
(Authorized Member or Manager of LLC)
(General Partner of Limited Partnership)

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION OF COMPUTER LANGUAGE RESEARCH, INC. * * * *

Computer Language Research, Inc, a corporation organized and existing under and by virtue of the Texas Business Corporation Act, DOES HEREBY CERTIFY

FIRST That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation

RESOLVED, that the Articles of Incorporation of Computer Language Research, Inc, be amended by changing Article One thereof so that, as amended, said Article shall be and read in its entirety as follows

“ARTICLE ONE

The name of the corporation is Thomson Professional & Regulatory Inc”

SECOND That there were 100 shares of said corporation outstanding at the time of the adoption of the aforesaid amendment, all of which are of one class, and that in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment on December 7, 1998, in accordance with the provisions of the Texas Business Corporation Act

THIRD That the aforesaid amendment was duly adopted in accordance with the applicable provisions of the Texas Business Corporation Act

IN WITNESS WHEREOF, this certificate has been executed as of this 19th day of December, 1998, by the undersigned.

COMPUTER LANGUAGE RESEARCH, INC.

By:	/s/ Michel S. Harris
Name: Michel S. Harris
Title: Vice President

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Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Geoffrey S. Connor Assistant Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

OF

THOMSON PROFESSIONAL & REGULATORY INC.

25758900

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 12/11/2001

Effective: 12/11/2001

Geoffrey S. Connor Assistant Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
PHONE(512) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: Sasin

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

THOMSON PROFESSIONAL & REGULATORY INC.

* * * * * * * * * *

Thomson Professional & Regulatory Inc., a corporation organized and existing under and by virtue of the Texas Business Corporation Act, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of said corporation:

RESOLVED, that the Articles of Incorporation of Thomson Professional & Regulatory, Inc., be amended by changing Article Four thereof so that, as amended, said Article shall be and read in its entirety as follows:

“ARTICLE FOUR

The total number of shares of all classes of stock that the corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $0.01 per share.”

SECOND: That the sole stockholder of the 100 shares of all the issued and outstanding shares entitled to vote, at the time of the adoption of the aforesaid amendment, all of which are of one class, and in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment on November 28, 2001, in accordance with the provisions of the Texas Business Corporation Act.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of the Texas Business Corporation Act.

IN WITNESS WHEREOF, this Certificate has been executed as of this 29th day of November, 2001.

THOMSON PROFESSIONAL & REGULATORY INC.

/s/ Edward A. Friedland
Edward A. Friedland
Vice President

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Phil Wilson Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

OF

Thomson Reuters (Tax & Accounting) Inc.

25758900

[formerly: THOMSON PROFESSIONAL & REGULATORY INC.]

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 06/27/2008

Effective: 06/30/2008

Phil Wilson Secretary of State

Phone: (512) 463-5555 Prepared by: Lynda Boots	Come visit us on the internet at http://www.sos.state.tx.us/ Fax: (512) 463-5709 TID: 10070	Dial: 7-1-1 for Relay Services Document: 220577580002

Form 404 (revised 9/05)		This space reserved for office use.
Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX. 78711-3697
512 463-5555 FAX: 512/463-5709 Filing Fee: $150

Articles of Amendment Pursuant to Article 4.04, Texas Business Corporation Act

Article 1–Name

The name of the corporation is as set forth below:

Thomson Professional & Regulatory Inc.

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the corporation by the secretary of state is: 257589-00

Article 2—Amended Name

(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)

The amendment changes the articles of incorporation to change the article that names the corporation.

The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

Thomson Reuters (Tax & Accounting) Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 3–Amendment to Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

Registered Agent of the Corporation

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be corporation named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	Ml	Last Name	Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:
Street Address	City	State	Zip Code
TX

Form 404	4

Article 4 – Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

Article 5—Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

A. ☐ This document will become effective when the document is filed by the secretary of state.

OR

B. ☑ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is June 30, 2008.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

June 27, 2008 Date
Signature of Authorized Officer

Form 404	5